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                                                                      EXHIBIT 99



                             JOINT FILING AGREEMENT


         WHEREAS, Joseph T. Kaminski, Ronald F. Bearden, and Rebecca Bearden are each the direct and/or beneficial holders of shares of the issued and outstanding common stock (the "Common Stock") of Saratoga Resources, Inc. (the "Company");

         WHEREAS, each of the foregoing has agreed to become a member of the Saratoga Resources, Inc. Stockholders' Committee (the "Committee"), with the Committee being formed for the purpose of soliciting proxies in opposition to certain proposals of the Company's management to be voted upon at the Annual Meeting of Stockholders scheduled for September 14, 1996;

         WHEREAS, as a result of the formation of the Committee, and pursuant to Rule 13d-1(a) of the Securities Exchange Act of 1934, as amended (the "Act"), the parties hereto are required to file a statement with the Securities and Exchange Commission (the "Commission") containing the information required by Schedule 13D of the Act;

         WHEREAS, pursuant to Rule 13d-1(f)(1), the parties may file with the Commission one statement containing the information required by Schedule 13D of the Act in lieu of filing individual reports;

         Based upon the foregoing, the parties hereto hereby agree as follows:

         1. Given their membership in the Committee, each of the parties hereto agrees to file with the Commission one statement containing the information required by Schedule 13D pursuant to the filing requirements imposed upon them by Rule 13d-1(a) of the Act, as well as any amendments thereto.

         Executed this 30th day of August, 1996.

                                        /s/ JOSEPH T. KAMINSKI
                                        ----------------------------------------
                                        JOSEPH T. KAMINSKI

                                        /s/ RONALD F. BEARDEN
                                        ----------------------------------------
                                        RONALD F. BEARDEN

                                        /s/ REBECCA BEARDEN
                                        ----------------------------------------
                                        REBECCA BEARDEN





JOINT FILING AGREEMENT - Page 1




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